THIS AGREEMENT is made on the 7th day of January 2009 between **360 ICT whose principal office is at Provident House, Burrell Row, Beckenham, Kent, BR3 1AT** (The Licensor) and **Celestial Investments Ltd of 29 Gilredge Road Eastbourne East Sussex BN21 4RU** (The Licensee) in relation to The Premises known as Room Nos. 47 to 49 on the Third Floor of Marqueen House at The Centre or such other space of a similar size which may be designated from time to time.

DEFINITIONS

In this Agreement the following definitions shall apply

• THE PREMISES	The area or space which is the subject of this Agreement
• THE CENTRE	Those parts of the Ground First or Third floor of The Building comprising The Burnhill Business Centre
• THE BUILDING	Provident Marqueen and Ironstone Houses Burrell Row Beckenham Kent BR3 1AT
• THE SURETY	Celestial Investments Ltd
• THE LICENCE FEE	The basic charge for The Premises as described hereafter
• THE CHARGES	All other charges for services and goods provided as set out in the Schedule here to
• VAT	Value Added Tax at the prevailing rate
• BUSINESS HOURS	From 8-30am-6pm from Monday to Friday excepting public holidays and days normally taken as such
• RULES OF OPERATION	The regulations for the day to day running of The Centre and The Building as published from time to time
• INTEREST	Any additional charge calculated at the rate of 2.5% per month and automatically added to amounts due from the due dates in the event that any invoice is not settled within 5 days
• PERMITTED USE	As business premises

IT IS HEREBY AGREED AS FOLLOWS

1 In consideration of the payment of The Licence Fee and The Charges by the Licensee The Licensor hereby agrees to grant to the Licensee the following rights

a) The use of The Premises described above and for identification only shown edged red or on the attached plan or such other space of similar size which may be designated on giving one months written notice
b) The use of the entrance staircases lifts and common areas of The Building and The Centre for the purpose of access to and egress from The Premises
c) The use of the toilet and kitchen facilities within The Building and The Centre
d) The use of the Premises in accordance with the Rules of Operation
e) The use of the services furnishings and facilities in accordance with the attached schedule and the reception services during Business Hours

2 The Licence Fee payable by The Licensee shall be £1250 (One Thousand Two Hundred and Fifty Pounds) per calendar month payable in advance on the 1st day of every month by standing order if required together with The Charges and VAT in accordance with an invoice to be issued to the Licensee.

3 This Agreement shall commence on the 7th day of January 2009 and shall run for a period of 6 months and thereafter from month to month unless or until it is determined by either party giving to the other not less than one months notice in writing to expire at any time

4 At any time after the initial period of this Agreement as described in 3 above The Licensor may increase the Licence Fee by giving to the Licensee three months notice in writing

5 The Licensee shall pay a deposit of £2,500.00 (Two Thousand Five Hundred Pounds) on the signing hereof which shall be held by the Licensor as security for any non payment or breach of coven ant on the part of the Licensee for the period of this Licence and any extension thereof and refunded at the determination of the Licence subject to any deductions in respect of any such non payment or breach or damage caused and The Licensee shall at the request of The Licensor increase the deposit if at any time The Licensor considers that it is insufficient to cover the current telephone account or other items

6 The Licensor shall not be liable to the Licensee his employees contractors or visitors for any loss or damage or injury suffered in or at the Premises The Centre or The Building and The Licensee shall indemnify the Licensor against any claim arising in relation thereto. The Licensee will arrange whatever insurance is required in relation to his own property and equipment

THE LICENSEE AGREES WITH THE LICENSOR AS FOLLOWS

7 To pay The Licence Fee The Charges The VAT and The interest on the due dates without deduction whether legally demanded or not

8 To use the premises personally and not to transfer these rights to any other person and to keep the Licensor informed of those persons entitled to enter the premises from time to time

9 To keep The Premises in a good state of cleanliness and tidiness and to immediately inform The Licensor of any loss or damage and make good or reimburse the cost thereof

10 Not to obstruct the common areas stairs or corridors of The Centre or The Building nor leave any goods materials or rubbish therein nor cause any damage therein and to immediately reimburse the cost of rectifying any such damage

11 Not to smoke within the common areas stairs corridors lift toilets or kitchen of The Centre or The Building

12 Not to make any alterations or additions to The Premises nor to affix any signs nails screws pins or adhesive materials to any doors walls floor or ceiling nor in any manner deface The Premises The Centre or The Building

13 Not to overload the floor or the electricity supply and to supply whatever fire protection is reasonably required to the premises (see Clause 27)

14 Not to use The Premises for any illegal or immoral purpose nor otherwise than for their permitted use as business premises

15 Not to bring into The Building The Centre or The Premises any machinery heavy equipment or any inflammable explosive noxious or dangerous materials

16 Not to use or occupy any rooms other than The Premises nor hold meetings or conferences other than in a room so designated and by prior arrangement with the Licensor

17 Not to cause any nuisance or annoyance to The Licensor other Licensees or occupants of other parts of The Centre or The Building nor play any musical instrument radio television or other form of recorded music in The Centre or The Building in a manner that is audible outside The Premises

18 To leave the kitchen in a clean and tidy state after use

19 To comply with the Rules of Operation

20 Not to introduce any additional telephone lines or system to The Premises

21 Not to use or advertise the Burnhill Business Centre main telephone number 020 8249 6300 or fax number 020 8249 6400

22 To inform the Licensor if the address of the Company or the Surety changes during the course of this License and any extension thereto

23 When using the internet Access facilities provided by the Licensor to comply with Acceptable Use Policy and not to use the internet for any illegal or immoral purposes (copy available at Business Centre Reception)

24 To notify the Licensor of any changes in the number of computer terminals using the internet lines on which the charging structure is based and to give one months notice to the Licensor if the internet provision is required to be reduced or cancelled during the term of the current Licence

THE LICENSOR AGREES WITH THE LICENSEE AS FOLLOWS

25 To pay the rent rates service charges insurance premiums and other outgoings for which The Licensor is responsible

26 To provide lighting heating electrical power cleaning telephone system and the services and facilities described in the schedule at the published cost subject to any variations thereto which have first been notified to The Licensee

27 To maintain The Centre in a suitable and appropriate state of repair and condition together with the technical and other services provided and to provide suitable fire protection and signage to the common areas of the Building and the Centre excluding the Premises (see Clause 13)

28 To provide for the exclusive use of the Licensee the telephone numbers to be allocated with the intent that the incoming call will be connected directly to The Premises and be diverted to the reception switchboard in the event of 'no reply' or 'engaged'

29 Subject to the Licensee complying with the terms of this Agreement to provide access to and use of The Premises at all times

THIS AGREEMENT MAY BE DETERMINED IN WRITING FORTHWITH BY THE LICENSOR IN ANY OF THE FOLLOWING EVENTS

30 Any monies due hereunder remaining unpaid 10 days from the due date

31 The Licensee being declared bankrupt or entering into receivership liquidation or administration

32 The failure of The Licensee to remedy a breach of covenant for 10 days after notification in writing

AND IT IS FURTHER DECLARED AS FOLLOWS

33 That this Agreement constitutes a licence and does not create or confer a tenancy

34 Upon termination of this Agreement The Licensee shall vacate The Premises leaving them in a clean and tidy state and shall return all keys and copies thereof to The Licensor

35 Any notice served hereunder shall be deemed to have been adequately delivered if left at The Premises posted to the last known registered office of The Licensee

36 The Licensor shall be entitled to collect from the Licensee any costs incidental to or in connection with any arrears or other claims for breach of Covenant

37 Licensee hereby indemnifies the Licensor for any liability arising from a breach of Acceptable Use Policy in relation to the use of the internet and further indemnifies the Licensor against any expense or loss suffered by the Licensee as a result of failure or breakdown of internet telephone or other services provided by the Licensor

38 The Surety hereby undertakes to discharge all obligations of The Licensee in the event of any default by the Licensee in respect of this Agreement.

SIGNED ON BEHALF OF THE LICENSOR ....

SIGNED ON BEHALF OF THE LICENSEE ....

Keys issued: Front Door ...4..... Office ...4.... Window ...4...

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